Exhibit 10.18

CHS PRIVATE EQUITY V LP

10 South Wacker Drive

Chicago, Illinois 60606

Telephone (312) 876-1840

FACSIMILE (312) 876-3854

April 30, 2010

Thompson Street Capital Partners II, L.P.

120 South Central Avenue, Suite 600

Saint Louis, Missouri 63105

Attn: James A. Cooper

Crown Investment Series LLC — Series 4

222 North LaSalle Street

Chicago, Illinois 60601

Attn: James Star

Star Investment Series LLC — Series 1

222 North LaSalle Street

Chicago, Illinois 60601

Attn: James Star

Gentlemen:

This agreement (this “Co-Investor Agreement”) is being executed and delivered in connection with the subscription by Thompson Street Capital Partners II, L.P., a Delaware limited partnership (“TSCP”), Crown Investment Series LLC — Series 4, a Delaware series limited liability company (“Crown”), and Star Investment Series LLC — Series 1, a Delaware series limited liability Company (together with TSCP and Crown, the “Co-Investors”), to purchase shares of Class A Common Stock of Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), pursuant to an Amended and Restated Securityholder Agreement dated of even date herewith (the “Securityholder Agreement”).  Reference is further made to any and all Manager Equity Agreements (each, a “Manager Equity Agreement”) executed from time to time (whether prior to or following the date of this Co-Investor Agreement) by CHS Private Equity V LP, a Delaware limited partnership (“CHS”), the Company, and an employee of the Company Group (each, an “Executive”). Terms used but not defined in this Co-Investor Agreement have the meanings ascribed to such terms in the Securityholder Agreement.

In consideration of the promises, covenants and provisions herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

1.             Management Buy-Back Rights.  CHS agrees to offer to each Co-Investor, for so long as such Co-Investor owns any Shares, the opportunity (the “Repurchase Opportunity”) to participate in any rights CHS has pursuant to a Manager Equity Agreement to repurchase Shares owned by an Executive.  The number of Shares that may be purchased by a Co-Investor in connection with any Repurchase Opportunity shall be equal to such Co-Investor’s pro rata ownership of Shares, calculated on the Termination Date (as defined in the Manager Equity Agreement) as the number of Shares owned by such Co-Investor on a Fully Diluted Basis, divided by the aggregate number of Shares owned by all Co-Investors and CHS on a Fully Diluted Basis.

2.             Add-On Acquisitions.  If there is an acquisition opportunity or other transaction (e.g., any so-called “greenfield” project) that will be operated in concert with the Company Group (an “Add-On Acquisition”) that would have been acquired by or is related to any member of the Company Group but for limitations placed thereon by any lender to any member of the Company Group or due to a regulatory, tax or other limitation where such acquisition or transaction will not be completed with a Member of the Company Group, and as a result of such limitations such Add-On Acquisition will be acquired outside of the Company Group but will be operated in concert with the Company Group, then each Co-Investor will be offered the opportunity to acquire its pro rata share (based on the number of Shares and Share Equivalents of the Company, on a Fully Diluted Basis, held by such Co-Investor) of the same securities or instruments to be acquired by CHS in such Add-On Acquisition, provided that such securities or instruments will be subject to a securityholder or similar agreement substantially similar to the Securityholder Agreement.

3.             Assignment.  No Co-Investor may assign any rights or delegate any duties or obligations under this Co-Investor Agreement without the prior written consent of CHS.

4.             Waiver.  No party’s waiver of a breach by any other party of any provision of this Co-Investor Agreement nor a party’s failure to enforce any such provision with respect to that party shall operate or be construed as a waiver of any subsequent breach by that party of any such provision or of such party’s right to enforce any such provision with respect to the other party.  No act or omission of any party shall constitute a waiver of any of their rights hereunder except for a written waiver signed by such party.

5.             Governing Law.  This Co-Investor Agreement shall in all respects be governed by the substantive laws of the State of Delaware without regard to its or any other State’s conflict of law rules.

6.             Amendment.  The terms of this Co-Investor Agreement may be modified only by a writing signed by all of the parties to this Co-Investor Agreement.

7.             Entire Agreement.  This Co-Investor Agreement and the other agreements dated as of the date hereof constitute the entire agreement and understanding of the parties hereto with respect to the matters described herein.

8.             Counterparts.  This Co-Investor Agreement may be executed in counterparts, all of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Sincerely,

CHS PRIVATE EQUITY V LP

By:	CHS Management V LP, its general partner

By:	Code Hennessy & Simmons LLC,
its general partner

By:	/s/ Marcus J. George
Name: Marcus J. George
Its: Partner

Acknowledged, Accepted and Agreed:

THOMPSON STREET CAPITAL PARTNERS II, L.P.

By:	Thompson Street Capital II GP, L.P., its general partner

By:	Thompson Street Capital LLC, its general partner

By:	/s/ James A. Cooper
Name: James A. Cooper
Its: Member

CROWN INVESTMENT SERIES LLC — SERIES 4

By:	Longview Asset Management LLC, its Manager

By:	/s/ James Star
Name: James Star
Its: President

STAR INVESTMENT SERIES LLC — SERIES 1

By:	/s/ James Star
Name: James Star
Its: Manager